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                                                                    Exhibit 10.3

                              EMPLOYMENT AGREEMENT
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     EMPLOYMENT AGREEMENT (the "Agreement") entered into as of January 1, 2002, by and between Orthovita, Inc., a Pennsylvania corporation (the "Company"), and Bruce A. Peacock, an employee of the Company ("Peacock").

     WHEREAS, the Company wishes to continue to employ Peacock as its President and Chief Executive Officer and as a member of its Board of Directors, and both parties desire to extend the December 31, 1999 employment agreement (the "Employment Agreement") upon the terms and conditions set forth therein subject to the following:

     1.1 Employment Term. The Employment Term shall continue in effect through
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December 31, 2002, subject to the change in control provisions set forth in
Section 1.1 of the Employment Agreement.

     1.4 Base Salary: Peacock's base salary shall be $285,00 subject to the
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other provisions of Article 1.4 of the Employment Agreement.

     Stock Options: Peacock received two stock option grants in January 2002
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subject to shareholder approval to add additional shares to the Company's stock option plan. The Company's proxy statement for 2002 will include a proposal to add additional shares to the stock option plan, and if such shares are not